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As filed with the Securities and Exchange Commission on November 2, 2006

Registration No. 333-124135

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

KKR FINANCIAL CORP.
(Exact name of registrant as specified in its governing instruments)

555 California Street, 50th Floor
San Francisco, California 94104
(415) 315-3620
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant's Principal Executive Offices)

Andrew J. Sossen, Esq.
KKR Financial Corp.
General Counsel and Secretary
555 California Street, 50th Floor
San Francisco, California 94104
(415) 315-3620
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copy to:
Paul C. Pringle, Esq.
Eric S. Haueter, Esq.
Sharon R. Flanagan, Esq.
Sidley Austin LLP
555 California Street, 20th Floor
San Francisco, California 94104
(415) 772-1200

Approximate date of commencement of proposed sale to the public: Not Applicable.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

        The Registrant hereby files this Post-Effective Amendment No. 3 to reduce the securities remaining registered under this Registration Statement on Form S-11 (Registration No. 333-124135), as amended, originally filed on April 18, 2005 and declared effective on September 6, 2005, to zero and thereby remove from registration under this Registration Statement all securities remaining unsold as of the date hereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, KKR Financial Corp., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on November 2, 2006.

KKR FINANCIAL CORP.
By:	/s/ SATURNINO S. FANLO
	Name:	Saturnino S. Fanlo
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 has been signed by the following persons in the capacities indicated on November 2, 2006.

Signature	Title

/s/ SATURNINO S. FANLO Saturnino S. Fanlo	Chief Executive Officer and Director (Principal Executive Officer)
/s/ JEFFREY B. VAN HORN Jeffrey B. Van Horn	Chief Financial Officer (Principal Financial and Principal Accounting Officer)
* Paul M. Hazen	Chairman and Director
William F. Aldinger	Director
Tracy L. Collins	Director
* Patrick Cowell	Director
* Kenneth M. deRegt	Director

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Vincent P. Finigan	Director
* R. Glenn Hubbard	Director
* Ross J. Kari	Director
* Ely L. Licht	Director
* Deborah H. McAneny	Director
* Scott C. Nuttall	Director

        David A. Netjes hereby signs this Post-Effective Amendment No. 3 to this registration statement on behalf of each of the indicated persons for whom he is attorney-in-fact on November 2, 2006 pursuant to a power of attorney previously filed.

*By:	/s/ DAVID A. NETJES David A. Netjes	Attorney-in-fact

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SIGNATURES